NSAR Q77.O

Fund	Issuer	Ticker	 Principal Amount (US$)
	Principal Amount (Foreign$)	 Amount
Purchased (US$) 	Amount Purchased (Foreign$)
	Trade Date	Price (US$)	Price-Foreign
	Underwriter	Underwriting Spread
	Currency
For the 6 months ended 3/31/2017


Short-Term Government	FNMA 1.00 10/24/2019
	3135G0R39	 $4,000,000,000
$1,795,176.00 		10/21/2016	$99.7320
	Barclays Capital Inc.	0.100%	USD

		Other Syndicate Members:	J.P.
Morgan Securities LLC

			Nomura Securities
International, Inc.

			Academy Securities Inc.

			Guzman & Company

			Ramirez Co., Inc.

			Stern Brothers & Co.
Short-Term Government	FHLB 1.875 11/29/2021
	3130AABG3	 $2,750,000,000
$796,816.00 		11/26/2016	$99.6020
	Wells Fargo Securities LLC	0.100%	USD

		Other Syndicate Members:	HSBC
Securities USA Inc.

			TD Securities USA LLC

			Bank of America Merrill Lynch


			Barclays Capital Inc.

			Citigroup Global Markets Inc.


			Deutsche Bank Securities Inc.


			FTN Financial Capital Markets


			Morgan Stanley & Co. LLC


			Nomura Securities International
Inc.
Short-Term Government	FHLB 1.25 1/16/2019
	3130AAE46	 $4,000,000,000
$3,299,868.00 		12/7/2016	$99.9960
	Merrill Lynch, Pierce, Fenner & Smith Inc.
	0.050%	USD

		Other Syndicate Members:
	Nomura Securities International

			Barclays Capital Inc.

			Citigroup Global Markets Inc.


			Deutsche Bank Securities Inc.


			FTN Financial Capital Markets


			HSBC Securities (USA) Inc.


			Morgan Stanley & Co. LLC


			TD Securities (USA) LLC

			Wells Fargo Securities, LLC

Short-Term Government	FHLMC 1.50 1/17/2020
	3137EAEE5	 $3,000,000,000
$1,997,840.00 		1/12/2017	$99.8920
	Citigroup Global Markets Inc.	0.075%	USD

		Other Syndicate Members:
	Barclays Capital Inc.

			Nomura Securities
International, Inc.

			CastleOak Securities, L.P.


			Drexel Hamilton, LLC

			Loop Capital Markets LLC


			MFR Securities, Inc.

			Multi-Bank Securities, Inc.


			Samual A Remirez & Company,
Inc.




Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through
(c)(8) of Rule 10f-3.